As filed with the Securities and Exchange Commission on March 30,
          1994

                                    Registration Statement No. 33-        .


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC   20549

                                     F O R M  S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                          CONTINENTAL MEDICAL SYSTEMS, INC.
                  (Exact name of issuer as specified in its charter)

                    Delaware                        51-0287965
          (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)         Identification No.)


                                   600 Wilson Lane
                                 Post Office Box 715
                          Mechanicsburg, Pennsylvania 17055
                 (Address of principal executive offices) (Zip Code)


                   1993 Non-Qualified Stock Option Plan, as amended
                                1994 Stock Option Plan
                              (Full title of the plans)

                               David G. Nation, Esquire
                      Senior Vice President and General Counsel
                          Continental Medical Systems, Inc.
                                   600 Wilson Lane
                                 Post Office Box 715
                          Mechanicsburg, Pennsylvania 17055
                       (Name and address of agent for service)

          Telephone number, including area code,
          of agent for service: (717) 790-8300

                     Please send copies of all communications to:

                              Robert H. Strouse, Esquire
                                Drinker Biddle & Reath
                                      Suite 1100
                                 1345 Chestnut Street
                                Philadelphia, PA 19107

                           CALCULATION OF REGISTRATION FEE

            Title of    Amount of   Proposed     Proposed       Amount of
           securities   shares to    maximum      maximum     registration
             to be         be       offering     aggregate       fee(1)
           registered  registered   price per    offering
                                    share(1)     price(1)

             Common     2,500,000   $11.1875    $27,968,750     $9,644.40
             Stock
           par value
              $.01

          (1) Calculated pursuant to Rule 457(h). The price is computed based upon the average of the high and low prices reported on the New York Stock Exchange on March 28, 1994.


             PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference.

                    There are incorporated herein by reference the following documents:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

               2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1993 and December 31, 1993;

               3. The Company's Current Report on Form 8-K filed on January 25, 1994, as amended by a Current Report on Form 8-K/A filed on January 28, 1994 (describing the change in the Company's independent accountants);

               4. A Current Report on Form 8-K filed on March 31, 1991 (containing a description of the Company's
                    Shareholders' Rights Plan), as amended by Form 8 filed on April 17, 1991 (further describing the Company's Shareholders' Rights Plan); and

               5. The Form 8-A of the Company filed on June 17, 1991, (registering the Company's Common Stock and the Rights issuable pursuant to the Company's Shareholders' Rights Plan and containing a description of the Company's Common Stock).

               All other reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

          Item 4.   Description of Securities.

               Not Applicable.

          Item 5.   Interests of Named Experts and Counsel.

               The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Drinker Biddle & Reath. William M. Goldstein, a director of the Company, is a partner of Drinker Biddle & Reath. Mr. Goldstein holds of record 40,000 shares of the Company's Common Stock and options granted under the Company's 1989 Non-Employee Director's Stock Option Plan to purchase an additional 11,250 shares.

          Item 6.   Indemnification of Directors and Officers.

               Article NINTH of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

                    A director of the Corporation shall have no personal
               liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

               Section 145 of the Delaware General Corporation Law, Del.
          Code Ann. tit. 8,   145 (1987), permits indemnification of
          officers and directors in certain circumstances.

               Article 4 of the Company's by-laws, as amended, provides as follows:

                    Any person who was or is a party or is threatened to be
               made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.


          Item 8.   Exhibits.

          4.1 The Company's 1993 Non-Qualified Stock Option Plan, as amended

          4.2       The Company's 1994 Stock Option Plan

          4.3 Restated Certificate of Incorporation, as amended, of the Company

          4.4       By-laws, as amended, of the Company

          4.5 Rights Agreement, dated as of March 11, 1991, between the Company and Security Trust Company, N.A.

          5         Opinion of Drinker Biddle & Reath, counsel to the
                    Company

          24.1      Consent of Price Waterhouse, independent accountants

          24.2      Consent of Drinker Biddle & Reath is included in
                    Exhibit 5.

          25        Powers of Attorney of Directors of the Company


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on this 30th day of March, 1994.

                                        CONTINENTAL MEDICAL SYSTEMS, INC.

                                        By: /s/ Robert A. Ortenzio
                                             Robert A. Ortenzio
                                             President

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature               Title                     Date

          * Rocco A.Ortenzio      Chairman of the Board     March 30, 1994
          Rocco A. Ortenzio       and Chief Executive
                                  Officer

          /s/Robert A. Ortenzio   President (Chief          March 30, 1994
          Robert A. Ortenzio      Operating Officer)
                                  and Director

          /s/Dennis L. Lehman     Senior Vice President     March 30, 1994
          Dennis L. Lehman        and Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

          * Kenneth F. Barber     Director                  March 30, 1994
          Kenneth F. Barber

          * Russell L. Carson     Director                  March 30, 1994
          Russell L. Carson

          * Bryan C. Cressey      Director                  March 30, 1994
          Bryan C. Cressey

          * Frank DeFazio         Director                  March 30, 1994
          Frank DeFazio

          * William M. Goldstein  Director                  March 30, 1994
          William M. Goldstein

          * LeRoy S. Zimmerman    Director                  March 30, 1994
          LeRoy S. Zimmerman

          *By: /s/ Robert A. Ortenzio
               Robert A. Ortenzio
               Attorney-in-Fact


                                       EXHIBIT INDEX

           Exhibit Description of Exhibit  Page number in Rule 403 sequential
           Number                          numbering system where exhibit can
                                           be found
           4.1 The Company's 1993 Non- Incorporated by reference from the Qualified Stock Option Company's Report on Form 10-K (File
                   Plan, as amended        No. 0-15088) filed with the
                                           Commission on September 27, 1993.

           4.2     The Company's 1994      Incorporated by reference from the
                   Stock Option Plan       Company's Report on Form 10-K (File
                                           No. 0-15088) filed with the
                                           Commission on September 27, 1993.

           4.3     Restated Certificate of Incorporated by reference from the
                   Incorporation, as       Company's Registration Statement on
                   amended, of the Company Form S-4 (File No. 33-60004/22-
                                           23996), filed with the Commission on
                                           March 24, 1993.

           4.4     By-Laws, as amended, of Incorporated by reference from the
                   the Company             Company's Report on Form 10-K (File
                                           No. 0-15088) filed with the
                                           Commission on September 25, 1992.

           4.5     Rights Agreement, dated Incorporated by reference from the
                   as of March 11, 1991    Company's Current Report on Form 8-K
                   between the Company and (File No. 0-15088) filed on March Security Trust Company, 18, 1991, as amended by Form 8 filed
                   N.A.                    on April 17, 1991.

           5       Opinion of Drinker,     Follows Exhibit Index
                   Biddle & Reath, counsel
                   to the Company

           24.1    Consent of Price        Follows Exhibit Index
                   Waterhouse, independent
                   accountants

           24.2    Consent of Drinker,     Follows Exhibit Index
                   Biddle & Reath is
                   included in Exhibit 5

           25      Powers of Attorney of   Follows Exhibit Index
                   Directors of the
                   Company


                                         EXHIBIT 5

                                        March 8, 1994


          Continental Medical Systems, Inc.
          P.O. Box 715
          600 Wilson Lane
          Mechanicsburg, Pennsylvania 17055

          Gentlemen:

               We have acted as counsel to Continental Medical Systems, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 2,500,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1993 Non-Qualified Employee Stock Option Plan, as amended and 1994 Stock Option Plan (together, the "Plans").

               In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

               Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted under the Plans and payment therefor in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable by the Company.

               The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

               We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under
          Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
          Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,



                                        DRINKER BIDDLE & REATH


                                       EXHIBIT 24.1

                            Consent of Independent Accountants


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 1993, which appears on page 37 of the 1993 Annual Report to Shareholders of Continental Medical Systems, Inc., which is incorporated by reference in Continental Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 34 of such Annual Report on Form 10-K.

          PRICE WATERHOUSE

          Philadelphia, PA
          March 23, 1994

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio or Kenneth F. Barber, or either of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or either of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.

                                        /s/ Robert A. Ortenzio

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio or Robert A. Ortenzio, or either of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or either of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.


                                        /s/ Kenneth F. Barber

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.


                                        /s/ Dennis L. Lehman

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.


                                        /s/ Russell L. Carson

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.


                                        /s/ Bryan C. Cressey

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 11th day of March, 1994.



                                        /s/ Frank DeFazio

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 30th day of March, 1994.



                                        /s/ William M. Goldstein


                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio, Robert A. Ortenzio or Kenneth F. Barber, or any of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 15th day of March, 1994.



                                        /s/ LeRoy S. Zimmerman

                                        EXHIBIT 25

                                     POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Robert A. Ortenzio or Kenneth F. Barber, or either of them, his attorney to do any all acts, including the execution of documents, which said attorneys, or either of them, may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Stock of the Company to be offered pursuant to the 1992 CEO Stock Option Plan, as amended, of the Company, the 1993 Nonqualified Stock Option Plan, as amended, of the Company, and the 1994 Stock Option Plan of the Company, including but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all post-effective amendments thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 8th day of March, 1994.



                                        /s/ Rocco A. Ortenzio